EXHIBIT 5.1

HALL, ESTILL, HARDWICK, GABLE, GOLDEN & NELSON

320 SOUTH BOSTON AVENUE

SUITE 400

TULSA, OKLAHOMA 74103

TELEPHONE (918) 594-0400

FAX (918) 594-0505

October 11, 2004

Matrix Service Company

10701 East Ute Street

Tulsa, OK 74116

Ladies and Gentlemen:

We have acted as counsel for Matrix Service Company, a Delaware corporation (the “Company”), in connection with the registration by the Company under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale by the Company from time to time of (i) unsecured debt securities of the Company, which may be either senior or subordinated debt issued in one or more series and evidenced by notes (the “Debt Securities”), (ii) shares of preferred stock, $.01 par value, of the Company, to be issued in one or more series (the “Preferred Stock”), (iii) shares of common stock, $.01 par value, of the Company (the “Common Stock”) and (iv) warrants (the “Warrants” and, together with the Debt Securities, the Preferred Stock and the Common Stock, the “Securities”) for the purchase of Common Stock, Preferred Stock and Debt Securities.

The Securities will be offered and sold from time to time by the Company pursuant to a Registration Statement on Form S-3, File Number 333-117077 (as the same may be amended, the “Registration Statement”), to which this opinion is an exhibit. The Securities will be offered on a delayed or continuous basis pursuant to Rule 415 of the rules and regulations promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act in amounts, at prices and on terms to be determined in light of market conditions prevailing at the time of sale and to be set forth in supplements to the Prospectus (each a “Prospectus Supplement”) contained in the Registration Statement. The aggregate initial offering prices of the Securities to be offered and sold by the Company will not exceed $125,000,000.

In rendering this opinion, we reviewed such matters of fact and questions of law as we have deemed necessary and appropriate and have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Articles of Incorporation and Bylaws of the Company, each as amended to the date hereof, (ii) the Registration Statement, (iii) the form of Senior Note Indenture (the “Senior Indenture”), (iv) the form of Subordinated Note Indenture (the “Subordinated Indenture” and, together with the Senior Indenture, the “Indentures”), (v) the form of Warrant Agreement (“Warrant Agreement”) pursuant to which the Warrants will be issued and (vi) such other certificates, statutes and other instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed.

With regard to the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents; (iv) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Securities Act; (v) a Prospectus Supplement will have been prepared and filed with the Commission in accordance with the Securities Act and the rules and regulations thereunder describing the terms and provisions of the Securities offered thereby and the terms and conditions relating to the offer and sale thereof; (vi) all Securities will be issued and sold in compliance with applicable federal and state securities laws; (vii) the Securities have been issued and sold as contemplated by the Registration

Matrix Service Company

October 11, 2004

Statement and any Prospectus Supplement thereto; (viii) the Company has received the consideration for the Securities as contemplated by the Registration Statement and any Prospectus Supplement thereto; and (ix) all Securities issuable upon conversion, exchange or exercise of any Debt Securities, Preferred Stock or Warrants sold will, at the time of sale, have been duly authorized, and reserved for issuance upon such conversion, exchange or exercise.

Based on the foregoing, and subject to the assumptions, qualifications, limitations, and exceptions set forth herein, we are of the opinion that:

1. With respect to the Common Stock, when (i) specifically authorized for issuance by the Company’s Board of Directors or an authorized committee thereof, (ii) the terms of the sale of the Common Stock have been duly established in conformity with the Company’s Articles of Incorporation and Bylaws and assuming such terms and sale do not violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iii) the Common Stock has been issued and sold as contemplated by the Registration Statement and any applicable Prospectus Supplement, and (iv) the Company has received the consideration provided for in the authorizing resolutions and such consideration per share is not less than the par value per share of the Common Stock, the Common Stock will be validly issued, fully paid and non-assessable.

2. With respect to the Preferred Stock, when (i) specifically authorized for issuance by the Company’s Board of Directors or an authorized committee thereof, (ii) appropriate Statement(s) of Designation relating to a class or series of the Preferred Stock to be sold under the Registration Statement have been duly authorized and adopted and filed and become effective with the Secretary of State of the State of Delaware, (iii) the terms of issuance and sale of shares of such class or series of Preferred Stock have been duly established in conformity with the Company’s Articles of Incorporation and Bylaws and assuming such terms and sale do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iv) shares of such class or series of Preferred Stock have been duly issued and sold as contemplated by the Registration Statement and any applicable Prospectus Supplement, and (v) the Company has received the consideration provided for in the authorizing resolutions and such consideration per share is not less that the par value per share of the Preferred Stock, such Preferred Stock will be validly issued, fully paid, and non-assessable.

3. With respect to the Debt Securities, when (a) the applicable Indenture relating either to senior Debt Securities or subordinated Debt Securities have been duly qualified under the Trust Indenture Act of 1939, as amended (the “1939 Act”), (b) a trustee will have been duly appointed, authorized and qualified in accordance with the 1939 Act and the rules and regulations promulgated thereunder and any related Statement of Eligibility on Form T-1 will have been duly filed and become effective in accordance with the 1939 Act and the rules and regulations promulgated thereunder (c) the board of directors of the Company has taken all necessary corporate action to approve the issuance and terms of any such Debt Securities, (d) the terms of such Debt Securities have been duly established in conformity with the applicable Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company, (e) any shares of Common Stock or other securities of the Company issuable upon the conversion of such Debt Securities, if applicable, have been duly and validly authorized for issuance and (f) such Debt Securities have been duly executed and authenticated in accordance with the applicable Indenture and issued and sold as contemplated in the Registration Statement and the Prospectus Supplement relating to the issuance and sale of such Debt Securities, such Debt Securities will be legally issued and will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with its terms, except as such enforcement is subject to any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and similar laws relating to or affecting

Matrix Service Company

October 11, 2004

creditors’ rights generally and to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law).

4. With respect to the Warrants, when (a) the terms of any series of Warrants and of their issuance and sale have been duly established in conformity with the Warrant Agreement so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company, and (b) the Warrant Certificates evidencing the Warrants have been duly executed and authenticated in accordance with the Warrant Agreement and issued and sold as contemplated in the Registration Statement and the Prospectus Supplement relating to the issuance and sale of such Debt Securities, the Warrants will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law).

We express no opinions concerning (a) the validity or enforceability of any provisions contained in the Indentures that purport to waive or not give effect to rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law; or (b) the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws.

The foregoing opinions are limited to the laws of the States of New York and Delaware and the federal laws of the United States of America and we are expressing no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus forming a part of the Registration Statement under the caption “Legal Matters.”

/s/ Hall, Estill, Hardwick, Gable, Golden & Nelson